UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 11, 2023

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On October 11, 2023, in connection with the closing of the previously announced offering by Transocean Aquila Limited (the “Issuer”), a wholly owned indirect subsidiary of Transocean Ltd. (the “Company”), of U.S. $325 million in aggregate principal amount of 8.000% Senior Secured Notes due 2028 (the “Notes”), the Issuer entered into an indenture (the “Indenture”) with the Company, Transocean Inc. (“TINC”) and Transocean DWA Limited (“TDWA” and, together with TINC and the Company, the “Guarantors”), and Truist Bank, as trustee and collateral agent.

The terms of the Notes are governed by the Indenture, which contains covenants that, among other things, (i) limit the activities of the Issuer, the owner of the collateral rig (which, as of the date hereof, is TDWA) and certain operators of the collateral rig, (ii) limit the ability of TINC and its subsidiaries to incur liens and engage in certain sale and lease-back transactions, (iii) limit the ability of TINC’s subsidiaries to incur indebtedness and (iv) limit the ability of the Issuer and the Guarantors to consolidate, merge or enter into a scheme of arrangement qualifying as an amalgamation. The Indenture also contains customary events of default. Indebtedness under the Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Notes are secured by a lien on the Deepwater Aquila and certain other assets related to the rig. The Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors on a senior basis. The Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, and were offered only to qualified institutional buyers under Rule 144A promulgated under the Securities Act and outside the United States in compliance with Regulation S promulgated under the Securities Act.

The description above does not purport to be complete and is qualified in its entirety by the Indenture filed herewith as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 11, 2023, among Transocean Aquila Limited, the Guarantors and Truist Bank, as trustee and collateral agent
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: October 11, 2023	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person